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                                                        Exhibit A

               NEW ENGLAND ELECTRIC RESOURCES, INC.
                          Balance Sheet
                        September 30, 1996
                (Unaudited, Subject to Adjustment)
ASSETS
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Current assets:
 Cash                                                        $   487,810
 Accounts receivable                                             336,868
 Accounts receivable from associated companies                     3,021
 Tax benefit receivable                                          454,042
                                                             -----------
    Total current assets                                       1,281,741
                                                             -----------

Investment in Separation Technologies, Inc.,
   at cost                                                       999,999
Investment in Monitoring Technologies, Inc.,
   at cost                                                       475,001
                                                             -----------
    Total other assets                                         1,475,001
                                                             -----------
Total assets                                                 $ 2,756,741
                                                             ===========

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------

Current liabilities:
 Accounts payable to associated companies                    $    79,650
 Accounts payable                                                 19,844
 Accrued taxes                                                   137,898
                                                             -----------
    Total current liabilities                                    237,392

 Accumulated deferred income taxes                                81,900
                                                             -----------
Total liabilities                                                319,292

Parent company's investment:
 Common stock, par value $1 per share                              1,000
 Subordinated notes payable to parent                          6,748,999
 Paid-in capital                                                       0
 Accumulated deficit                                          (4,312,550)
                                                             -----------
    Total parent company's investment                          2,437,449
                                                             -----------
Total liabilities and parent company's
 investment                                                  $ 2,756,741
                                                             ===========